  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 1997

                                                     REGISTRATION NO. 333-25741
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                             AMENDMENT NO. 6
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                         LASALLE PARTNERS INCORPORATED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
         MARYLAND                    6531                    36-4150422
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF      INDUSTRIAL CLASSIFICATION     IDENTIFICATION NO.)
     INCORPORATION OR            CODE NUMBER)
      ORGANIZATION)             ---------------
                            200 EAST RANDOLPH DRIVE
                            CHICAGO, ILLINOIS 60601
                                (312) 782-5800
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                              WILLIAM E. SULLIVAN
                           EXECUTIVE VICE PRESIDENT
                         LASALLE PARTNERS INCORPORATED
                            200 EAST RANDOLPH DRIVE
                            CHICAGO, ILLINOIS 60601
                                (312) 782-5800
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ---------------
                                WITH COPIES TO:
      CHARLES W. MULANEY, JR., ESQ.             THOMAS A. COLE, ESQ.
         RODD M. SCHREIBER, ESQ.                   SIDLEY & AUSTIN
  SKADDEN, ARPS, SLATE, MEAGHER & FLOM        ONE FIRST NATIONAL PLAZA
               (ILLINOIS)                      CHICAGO, ILLINOIS 60603
    333 WEST WACKER DRIVE, SUITE 2100              (312) 853-7000
         CHICAGO, ILLINOIS 60606
             (312) 407-0700
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this form are to be offered on delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses in connection with the Offering are as follows:

      EXPENSES                                                         AMOUNT
      --------                                                       ----------
      SEC Registration Fee ......................................... $   29,273
      NASD Fee .....................................................     10,160
      New York Stock Exchange Fee ..................................     81,100
      Printing Expenses ............................................    225,000
      Legal Fees and Expenses ......................................  1,150,000
      Transfer Agent and Registrar Fees.............................     10,000
      Accounting Fees and Expenses .................................    275,000
      Miscellaneous Expenses .......................................    219,467
                                                                     ----------
          Total..................................................... $2,000,000
                                                                     ==========

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

  The Restated Articles of Incorporation will relieve the Company's directors from monetary damages to the Company or its stockholders for breach of such directors' fiduciary duty as directors. Section 2-418 of the MGCL empowers the Company to indemnify, subject to the standards contained therein, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person was a director, officer, employee or agent of the Company, or is or was serving as such with respect to another entity at the request of the Company. The MGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent. The Company's Restated Articles of Incorporation and Bylaws will provide for the indemnification of each director and officer of the Company to the fullest extent permitted by applicable law.

  Section 9 of the Underwriting Agreement between the Company and the Underwriters, a form of which is filed as Exhibit 1.01 hereto, provides for indemnification by the Company of the Underwriters and each person, if any, who controls any Underwriter, against certain liabilities and expenses, as stated therein, including liabilities under the Securities Act of 1933, as amended.

  The Company intends to obtain directors' and officers' liability insurance ("D&O Insurance") prior to the effective date of the Offering, and expects to continue to carry D&O Insurance following such date. In addition, the Company will enter into an indemnification agreement with each of its directors and certain officers of the Company. The D&O Insurance and the indemnification agreements will insure the Company's officers and directors against certain liabilities, including liabilities under the securities laws. The Company expects that the indemnification agreements will indemnify and advance expenses to its directors and officers to the fullest extent permitted by the MGCL.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  Immediately prior to the closing of the Offering, each of the general and limited partners of LaSalle Partners Limited Partnership and LaSalle Partners Management Limited Partnership will contribute all of their respective general and limited partnership interests in such partnerships to the Company in exchange for an aggregate of 12,200,000 shares of Common Stock. The issuances of Common Stock will constitute a "transaction by any issuer not involving any public offering" and thus will be exempt from the registration requirements of the Securities Act of 1933 (the "Act") under Section 4(2) thereof. Galbreath-LPL Holdings, LLC ("Galbreath-LPL"), has informed the Company that it intends to distribute its shares of Common Stock to the 25 former employees of Galbreath that constitute all of the members of Galbreath-LPL.

ITEM 16. EXHIBITS.

  (a) EXHIBITS.

     EXHIBIT
     NUMBER                              DESCRIPTION
     -------                             -----------
      1.01** Form of Underwriting Agreement
      2.01** Subscription Agreement
      3.01** Articles of Incorporation of LaSalle Partners Incorporated
      3.02** Bylaws of LaSalle Partners Incorporated
      3.03** Form of Articles of Amendment and Restatement of LaSalle Partners
              Incorporated
      3.04** Form of Amended and Restated Bylaws of LaSalle Partners
              Incorporated
      4.01** Form of certificate representing shares of Common Stock
      5.01** Opinion and consent of Skadden, Arps, Slate, Meagher & Flom
              (Illinois)
      5.02** Opinion and consent of Piper & Marbury L.L.P.
     10.01** Credit Agreement, dated as of September 6, 1996, by and among
              LaSalle Partners Management Limited Partnership ("LPML"), LaSalle
              Partners Limited Partnership ("LPL") and Harris Trust and Savings
              Bank ("Harris")
     10.02** Security Agreement, dated as of September 6, 1996, by and among
              LPL, LPML and Harris
     10.03** Supporting Subsidiary Security Agreement, dated as of September 6,
              1996, by and among certain subsidiaries named therein and Harris
     10.04** Pledge and Security Agreement, dated as of September 6, 1996, by and among LPL, LPML and Harris
     10.05** Collateral Assignment of Partnership Interests, dated as of
              September 6, 1996, by and among LPL, LPML and Harris
     10.06** Subsidiary Collateral Assignment of Partnership Interests, dated as of September 6, 1996, by and among certain subsidiaries named therein and Harris
     10.07** Guaranty Agreement, dated as of September 6, 1996, by and among certain subsidiaries or affiliates of LPL or LPML and Harris
     10.08** Contribution and Exchange Agreement, dated as of April 21, 1997, by and among DEL-LPL Limited Partnership ("DEL-LPL"), DEL-LPAML
              Limited Partnership ("DEL-LPAML"), LPL, LPML, The Galbreath
              Company ("Galbreath"), Galbreath Company of California, Inc.,
              Galbreath Holdings, LLC ("Galbreath Holdings") and the
              stockholders of Galbreath
     10.09** Agreement for the sale and purchase of shares in CIN Property
              Management Limited, dated October 8, 1996, by and between British
              Coal Corporation and LaSalle Partners International
     10.10** Asset Purchase Agreement, dated as of December 31, 1996, by and among LaSalle Construction Limited Partnership, LPL, Clune
              Construction Company, L.P. and Michael T. Clune
     10.11** LaSalle Partners Incorporated 1997 Stock Award and Incentive Plan
     10.12** Form of LaSalle Partners Incorporated Employee Stock Purchase Plan
     10.13** Form of LaSalle Partners Incorporated Stock Compensation Program

     EXHIBIT
     NUMBER                             DESCRIPTION
     -------                            -----------
     10.14** Registration Rights Agreement, dated as of April 22, 1997, by and among LaSalle Partners Incorporated, LPL, LPML, DEL-LPL, DEL-
              LPAML, DSA-LSPL, Inc. ("DSA-LSPL"), DSA-LSAM, Inc. ("DSA-LSAM")
              and Galbreath Holdings
     10.15** Form of Indemnification Agreement
     10.16** Consent Agreement, dated as of April 15, 1997, by and among DSA-
              LSPL, DSA-LSAM, DEL-LPL, DEL-LPAML, DEL/LaSalle Finance Company,
              L.L.C. ("DEL/LaSalle"), LPL and LPML
     10.17** Consent Agreement, dated as of April 22, 1997, by and among the
              Stockholders of Galbreath and the Galbreath Company of
              California, Inc., Galbreath Holdings, DEL-LPL, DEL-LPAML,
              DEL/LaSalle, LPL and LPML.
     10.18   Fourth Amendment to Credit Agreement, First Amendment to
              Borrowers' Security Agreement, First Amendment to Subsidiary
              Security Agreement, and Consent and Release of Collateral
              Agreement, dated as of July 9, 1997, among LPL, LPML, Harris and
              LaSalle National Bank
     21.01   List of Subsidiaries
     23.01** Consent of KPMG Peat Marwick LLP, independent auditors
     23.02** Consent of Deloitte & Touche, LLP, independent auditors
     23.03** Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois)
              (included in Exhibit 5.01)
     23.04** Consent of Piper & Marbury L.L.P. (included in Exhibit 5.02)
     23.05** Consent of Darryl Hartley-Leonard
     23.06** Consent of Thomas C. Theobald
     24.01** Power of Attorney
     27.01** Financial Data Schedule

--------
**Previously filed

  (b) Financial Statement Schedules.

  All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required under the related instructions, are not applicable or the information has been provided in the Financial Statements, or the notes thereto, included in this Registration Statement.

ITEM 17. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense in any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO, STATE OF ILLINOIS, ON JULY 16, 1997.

                                          LaSalle Partners Incorporated

                                                             *
                                          By: _________________________________
                                                     Stuart L. Scott
                                                 Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE DATES INDICATED.

             SIGNATURE                             TITLE                       DATE
             ---------                             -----                       ----


                 *                   Chairman of the Board of Directors   July 16, 1997
____________________________________  and Chief Executive Officer
          Stuart L. Scott             (Principal Executive Officer)

                 *                   President, Chief Operating Officer   July 16, 1997
____________________________________  and Director
         Robert C. Spoerri

                 *                   Executive Vice President, Chief      July 16, 1997
____________________________________  Financial Officer and Director
        William E. Sullivan           (Principal Financial Officer and
                                      Principal Accounting Officer)

                 *                   Co-President--LaSalle Advisors       July 16, 1997
____________________________________  Capital Management, Inc. and
         Daniel W. Cummings           Director

                 *                   President and Chief Executive        July 16, 1997
____________________________________  Officer--LaSalle Partners
          Charles K. Esler            Management Services, Inc.
                                      and Director

                 *                   President, Tenant Representation     July 16, 1997
____________________________________  Division--LaSalle Partners
             M. G. Rose               Management Services, Inc.
                                      and Director

                 *                   Co-President--LaSalle Advisors       July 16, 1997
____________________________________  Capital Management, Inc. and
          Lynn C. Thurber             Director

                 *                   Managing Director, Investment        July 16, 1997
____________________________________  Banking Division, LaSalle
            Earl E. Webb              Partners Corporate & Financial
                                      Services, Inc. and Director


             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


                 *                   Chairman, LaSalle Partners      July 16, 1997
____________________________________  Management Services, Inc.
         Lizanne Galbreath            and Director

  /s/ William E. Sullivan
*By: __________________________
      William E. Sullivan
       Attorney-in-fact

                                 EXHIBIT INDEX

 EXHIBIT                                                            SEQUENTIAL
 NUMBER  DESCRIPTION                                                PAGE NUMBER
 ------- -----------                                                -----------
  1.01** Form of Underwriting Agreement
  2.01** Subscription Agreement
  3.01** Articles of Incorporation of LaSalle Partners
          Incorporated
  3.02** Bylaws of LaSalle Partners Incorporated
  3.03** Form of Articles of Amendment and Restatement of LaSalle
          Partners Incorporated
  3.04** Form of Amended and Restated Bylaws of LaSalle Partners
          Incorporated
  4.01** Form of certificate representing shares of Common Stock
  5.01** Opinion and consent of Skadden, Arps, Slate, Meagher &
          Flom (Illinois)
  5.02** Opinion and consent of Piper & Marbury L.L.P.
 10.01** Credit Agreement, dated as of September 6, 1996, by and among LaSalle Partners Management Limited Partnership
          ("LPML"), LaSalle Partners Limited Partnership ("LPL")
          and Harris Trust and Savings Bank ("Harris")
 10.02** Security Agreement, dated as of September 6, 1996, by and among LPL, LPML and Harris
 10.03** Supporting Subsidiary Security Agreement, dated as of
          September 6, 1996, by and among certain subsidiaries
          named therein and Harris
 10.04** Pledge and Security Agreement, dated as of September 6,
          1996, by and among LPL, LPML and Harris
 10.05** Collateral Assignment of Partnership Interests, dated as of September 6, 1996, by and among LPL, LPML and Harris
 10.06** Subsidiary Collateral Assignment of Partnership
          Interests, dated as of September 6, 1996, by and among
          certain subsidiaries named therein and Harris
 10.07** Guaranty Agreement, dated as of September 6, 1996, by and among certain subsidiaries or affiliates of LPL or
          LPML and Harris
 10.08** Contribution and Exchange Agreement, dated as of April
          21, 1997, by and among DEL-LPL Limited Partnership
          ("DEL-LPL"), DEL-LPAML Limited Partnership ("DEL-
          LPAML"), LPL, LPML, The Galbreath Company
          ("Galbreath"), Galbreath Company of California, Inc.,
          Galbreath Holdings, LLC ("Galbreath Holdings") and the
          stockholders of Galbreath
 10.09** Agreement for the sale and purchase of shares in CIN
          Property Management Limited, dated October 8, 1996, by
          and between British Coal Corporation and LaSalle
          Partners International
 10.10** Asset Purchase Agreement, dated as of December 31, 1996, by and among LaSalle Construction Limited Partnership,
          LPL, Clune Construction Company, L.P. and Michael T.
          Clune
 10.11** LaSalle Partners Incorporated 1997 Stock Award and
          Incentive Plan
 10.12** Form of LaSalle Partners Incorporated Employee Stock
          Purchase Plan
 10.13** Form of LaSalle Partners Incorporated Stock Compensation
          Program

 EXHIBIT                                                            SEQUENTIAL
 NUMBER  DESCRIPTION                                                PAGE NUMBER
 ------- -----------                                                -----------
 10.14** Registration Rights Agreement, dated as of April 22,
          1997, by and among LaSalle Partners Incorporated, LPL,
          LPML, DEL-LPL, DEL-LPAML, DSA-LSPL, Inc. ("DSA-LSPL"),
          DSA-LSAM, Inc. ("DSA-LSAM") and Galbreath Holdings
 10.15** Form of Indemnification Agreement
 10.16** Consent Agreement, dated as of April 15, 1997, by and among DSA-LSPL, DSA-LSAM, DEL-LPL, DEL-LPAML,
          DEL/LaSalle Finance Company, L.L.C. ("DEL/LaSalle"),
          LPL and LPML
 10.17** Consent Agreement, dated as of April 22, 1997, by and among the Stockholders of Galbreath and the Galbreath
          Company of California, Inc., Galbreath Holdings LLC,
          DEL-LPL, DEL-LPAML, DEL/LaSalle, LPL and LPML
 10.18   Fourth Amendment to Credit Agreement, First Amendment to
          Borrowers' Security Agreement, First Amendment to
          Subsidiary Security Agreement, and Consent and Release
          of Collateral Agreement, dated as of July 9, 1997,
          among LPL, LPML, Harris and LaSalle National Bank
 21.01   List of Subsidiaries
 23.01** Consent of KPMG Peat Marwick LLP, independent auditors
 23.02** Consent of Deloitte & Touche LLP, independent auditors
 23.03** Consent of Skadden, Arps, Slate, Meagher & Flom
          (Illinois) (included in Exhibit 5.01)
 23.04** Consent of Piper & Marbury L.L.P. (included in Exhibit
          5.02)
 23.05** Consent of Darryl Hartley-Leonard
 23.06** Consent of Thomas C. Theobald
 24.01** Power of Attorney
 27.01** Financial Data Schedule

--------
 **Previously filed